Exhibit 10.8

WARRANT SUBSCRIPTION AGREEMENT

As of August 21, 2007

To the Board of Directors of

Kanders Acquisition Company, Inc.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase 6,000,000 Warrants (the “Warrants”) at $1.00 per Warrant, each exercisable to purchase one share of common stock, par value $0.0001 per share (“Common Stock”), of Kanders Acquisition Company, Inc., a Delaware corporation (the “Corporation”), at $7.50 per share for an aggregate purchase price of $6,000,000 (“Purchase Price”). The purchase and issuance of the Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”) which is being underwritten with Citigroup Global Markets Inc. as representative of the several underwriters. The Warrants will be sold to the undersigned in a private placement and not as part of the IPO.

At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall deliver the Purchase Price to Kane Kessler, P.C. (“KK”) to hold, pursuant to KK’s customary escrow agreement to be executed at or prior to deposit of the Purchase Price, until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, KK shall deposit the Purchase Price into the trust account (“Trust Account”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to KK, KK shall return the Purchase Price to the undersigned, including any interest thereon and without deduction or setoff.

The undersigned represents and warrants that it has been advised that the Warrants (including the underlying shares of Common Stock) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that it is acquiring the Warrants (including the underlying shares of Common Stock) for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Warrants (including the underlying shares of Common Stock) in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Corporation.

The undersigned agrees to not (i) offer, sell, contract to sell, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate thereof), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than as provided for in that certain Registration Rights Agreement by and among the Company, the undersigned and the other parties to be named therein to be executed in connection with the IPO) with the Securities and Exchange Commission (the “Commission”) in respect of, any Warrants (including the underlying shares of Common Stock), (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Warrants (including the underlying shares of Common Stock), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Warrants (or underlying shares of Common Stock) or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants (including the underlying shares of Common Stock) or other rights to purchase Common Stock, Warrants or any such securities, whether any such transaction is to be settled by delivery of Common Stock, Warrants or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any such transaction, until the Corporation consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business (“Business Combination”) meeting the requirements set forth in the Registration Statement; provided, however, that the foregoing shall not apply to a disposition (x) to the undersigned’s beneficiaries upon its liquidation or (y) to the Corporation’s officers, directors and employees and persons affiliated with its founders; provided, further, however, that such transfers may be implemented only if the respective transferee agrees in writing to be bound by the terms and conditions of this Agreement and any other agreement affecting the transferability of the Warrants (and the underlying shares of Common Stock) to which the undersigned is then bound, except that any such transferee who is an individual may also sell or transfer the Warrants (and the underlying shares of Common Stock) (a) pursuant to exception (y) noted above, (b) for estate planning purposes pursuant to a bona fide gift to a member of such transferee’s immediate family or to a trust, the beneficiary of which is such transferee or a member of such transferee’s immediate family, (c) by virtue of the laws of descent and distribution upon the death of such transferee, or (d) pursuant to a qualified domestic relations order, in each case where the transferee agrees to identical transfer restrictions. The undersigned acknowledges that the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

The Corporation hereby acknowledges and agrees that, in the event the Corporation calls the Warrants for redemption pursuant to that certain Warrant Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company in connection with the Corporation’s IPO, the Warrants shall not be redeemable by the Corporation so long as such Warrants are held by the undersigned or permitted transferees of the undersigned.

In the event that the Corporation fails to consummate a Business Combination within 24 months after the effective date of the Registration Statement, the undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining assets of the Corporation as a result of the liquidation of the Corporation with respect to the Warrants and acknowledges and agrees that the Warrants will expire worthless.

The terms of this agreement and the restriction on transfers with respect to the Warrants may not be amended without the prior written consent of the undersigned and Citigroup Global Markets Inc.

Very truly yours,
Kanders & Company, Inc.

By:	/s/ Warren B. Kanders
Name:	Warren B. Kanders
Title:	President

Agreed to:
Kanders Acquisition Company, Inc.
By:	/s/ Warren B. Kanders
Name: Warren B. Kanders
Title: Chief Executive Officer

Kane Kessler, P.C.
By:	/s/ Jeffrey Tullman
Name: Jeffrey Tullman
Title: President

Citigroup Global Markets Inc.
By:	/s/ David Spivak
Name: David Spivak
Title: Managing Director